SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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CURIS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held on June 1, 2005 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and voting upon the following matters:

1.	To elect three Class III directors for the ensuing three years;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the current fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has no knowledge of any other business to be transacted at the meeting.

The board of directors has fixed the close of business on April 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

A copy of our 2004 annual report to stockholders, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

By Order of the Board of Directors,

/s/    Mary Elizabeth Potthoff

Mary Elizabeth Potthoff, Secretary

April 20, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

61 Moulton Street

Cambridge, Massachusetts 02138

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on June 1, 2005

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held on June 1, 2005 at 10:00 a.m., Boston time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and any of its subsidiaries.

Proxies will be voted in accordance with the instructions of the stockholders. If a proxy is returned signed with no choices specified, it will be voted in favor of the matters set forth in the accompanying notice of meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

On April 4, 2005, the record date for determination of stockholders entitled to vote at the meeting, an aggregate of 47,882,751 shares of our common stock were outstanding and entitled to vote. As a stockholder, you are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date. The proxy card states the number of shares you are entitled to vote at the meeting.

The notice of meeting, this proxy statement, the enclosed proxy card and our annual report to stockholders for the year ended December 31, 2004 are first being mailed or provided to stockholders on or about April 20, 2005. We will, upon written request of any stockholder, furnish copies of the exhibits to our 2004 annual report to stockholders. Please address all such requests to us at 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary.

Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for the purpose of determining whether a quorum exists at the meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the matters to be voted on at the meeting, each of which requires the affirmative vote of either a plurality of the votes cast, with respect to the election of directors, or a majority of the shares present in person or represented by proxy and voting on the matter, with respect to any matter other than the election of directors.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2004 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2004 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of December 31, 2004, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

•	each of our directors and nominees for director,

•	each of the chief executive officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2004, and

•	all current directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the United States Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has voting or investment power, or shares such power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying stock options that may be exercised within 60 days after December 31, 2004. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power or other relationship.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	+	Shares Acquirable Within 60 days	=	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned(1)
5% Stockholder:
Alliance Capital, 1345 Avenue of the Americas, 40th Floor, New York, NY 10105	2,801,090		48,100		2,849,190	5.99%
Maverick Capital, 300 Crescent Court, 18th Floor, Dallas, TX 75201-1836	2,462,916		50,000		2,512,916	5.28%

Directors and Nominees:
James R. McNab, Jr. (2)	1,085,844		73,125		1,158,969	2.44%
Susan B. Bayh	1,000		106,562		107,562	*
Joseph M. Davie	—		58,750		58,750	*
Martyn D. Greenacre	15,138		242,312		257,450	*
Kenneth I. Kaitin	—		17,812		17,812	*
Douglas A. Melton	163,499		388,858		552,357	1.15%
Daniel R. Passeri	18,900		969,375		988,275	2.04%
James R. Tobin	72,477		277,624		350,101	*

Other Named Executive Officers:
Michael P. Gray	—		154,806		154,806	*
Lee L. Rubin	9,814		800,088		809,902	1.68%
Mark W. Noel	10,912		173,350		184,262	*
Mary Elizabeth Potthoff	—		7,812		7,812	*
All current directors and executive officers as a group (12 persons)	1,377,584		3,270,474		4,648,058	9.15%

*	Less than 1% of the outstanding common stock.
(1)	The percent of ownership for each stockholder on December 31, 2004 is calculated by dividing (1) the total number of shares beneficially owned by the stockholder by (2) the sum of 47,517,413 shares of our common stock that were outstanding on December 31, 2004, plus any shares acquirable, including stock options or warrants to purchase our common stock that are exercisable, by that stockholder within 60 days after December 31, 2004.
(2)	The number of shares owned by Mr. McNab consists of 849,869 shares of common stock held directly by Mr. McNab, 130,975 shares held by the McNab Family LLC, 100,000 shares held by the JR & MW McNab Operating LP, and 5,000 shares held by a dependent child of Mr. McNab. Mr. McNab disclaims beneficial ownership of the 5,000 shares held by his dependent child, and this report should not be deemed an admission that Mr. McNab is the beneficial owner of his dependent child’s shares for Section 16 or any other purpose.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, we believe that during the fiscal year ended December 31, 2004, the reporting persons complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified board of directors currently consisting of two Class I directors, James R. McNab, Jr. and James R. Tobin, three Class II directors, Joseph M. Davie, Douglas A. Melton and Daniel R. Passeri, and three Class III directors, Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin. The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2006, 2007 and 2005, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring.

Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect as Class III directors Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin. Each Class III director will be elected to hold office until the 2008 annual meeting of stockholders and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The board has no reason to believe that any nominee will be unable to serve if elected.

For each member of the board whose term of office as a director continues after the meeting, including those who are nominees for election as Class III directors, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly-held companies for which he or she serves as a director, and his or her age and length of service as our director. There are no familial relationships among any of our directors, nominees for director and executive officers.

Nominees for Terms Expiring in 2008 (Class III Directors)

Susan B. Bayh, age 45, has served on our board since October 2000. From 1994 to January 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canadian border. Since 1994, Ms. Bayh also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. Ms. Bayh has served as a director of Dyax Corporation, a biopharmaceutical company, and Dendreon Corporation, a biotechnology company, since 2003. She has also served as a director of Novovax, Inc., a biotechnology company, since 2004, Wellpoint, Inc., a healthcare service provider, since 2001, and Emmis Communications, Inc., a telecommunications company, since June 1994. Ms. Bayh received a J.D. from the University of Southern California Law Center and a B.A. from the University of California at Berkeley.

Martyn D. Greenacre, age 63, has served on our board since February 2000. Mr. Greenacre has served as Director of Beijing Med-Pharm Corporation, a pharmaceutical marketing company, since February 2004 and as Chairman since July 2004. Mr. Greenacre has served as Chairman of the Board of Directors of Life Mist L.L.C., a private company in the field of fire suppression, since September 2001. From June 1993 to July 2000, Mr. Greenacre was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. He has served as a director of Cephalon, a biotechnology company, since 1992, Acusphere, Inc., a specialty pharmaceutical company, since June 2001, and The Immune Response Corporation, a biotechnology company, since July 2003. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College.

Kenneth I. Kaitin, age 52, has served on our board since November 2003. Since 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. He is also Associate Professor of Medicine at the Tufts University School of Medicine, and since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. He is a former Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Directors Whose Terms Expire in 2007 (Class II Directors)

Joseph M. Davie, age 65, has served on our board since July 2003. From 1993 to 2000, Dr. Davie was the Senior Vice President of Research at Biogen, Inc., a biotechnology company. From 1987 to 1993, Dr. Davie held several senior positions at G.D. Searle and Co., a pharmaceutical company, including Senior Vice President of

Science and Technology and President of Research and Development. Since 1972, Dr. Davie has also held numerous academic positions at the Washington University School of Medicine in St. Louis, Missouri, including Professor and Head of the Department of Microbiology and Immunology. Dr. Davie has served as a director of Keel Pharmaceuticals, Inc., a private biopharmaceutical company, and GENTIAE Clinical Research, Inc., a clinical research organization, since 2004, and as a director of BG Medicine, a biotechnology company, and Targeted Genetics, Inc., a biotechnology company, since 2000. He has also served as a director of Inflazyme Pharmaceuticals, Inc., a biotechnology company, since 2003, Metaphor Pharmaceuticals, a biotechnology company, since 2002, and Stratatech Corporation, a tissue engineering company, since 2001. Dr. Davie received his M.D. from the Washington University School of Medicine and his Ph.D. from Indiana University. He has served on a variety of advisory panels and councils and was elected to the Institute of Medicine in 1987.

Douglas A. Melton, age 51, has served on our board and as the Chairman of our Scientific Advisory Board since February 2000. From 1994 to 2000, Dr. Melton was the scientific founder and a director of Ontogeny, Inc. Dr. Melton is the Thomas Dudley Cabot Professor of Natural Sciences at Harvard University and an Investigator at the Howard Hughes Medical Institute. Dr. Melton’s work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. Dr. Melton’s doctoral work was carried out at Trinity College at Cambridge University and the Medical Research Council Laboratory of Molecular Biology in Cambridge, England. Dr. Melton received his Ph.D. from Cambridge University and a B.S. from the University of Illinois.

Daniel R. Passeri, age 44, has served as our President and Chief Executive Officer and as a director since September 2001. From November 2000 to September 2001, Mr. Passeri served as our Senior Vice President, Corporate Development and Strategic Planning. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, a M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in Biology from Northeastern University.

Directors Whose Terms Expire in 2006 (Class I Directors)

James R. McNab, Jr., age 61, has served on our board since February 2000 and has served as Chairman of the Board since May 2002. Mr. McNab is a co-founder and served as the chairman of the board of directors of Reprogenesis, a predecessor life science company, from July 1996 to July 2000. In addition, Mr. McNab is a co-founder of several other companies, including Sontra Medical Corporation, a drug delivery company, eNOS Pharmaceuticals, Inc., a drug discovery company working in the field of lipid control therapy, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products, which was sold in 1995 to Smith and Nephew, Inc., a supplier of orthopedics, endoscopy and advanced wound management products. Since 1998, Mr. McNab has served as Chief Executive Officer and Chairman of eNOS. Mr. McNab received an M.B.A. from the University of North Carolina and a B.A. from Davidson College.

James R. Tobin, age 60, has served on our board since February 2000. From 1995 to July 2000, Mr. Tobin was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. Since 1999, Mr. Tobin has served as Chief Executive Officer and President of Boston Scientific Corporation, a medical device company. Mr. Tobin was employed by Biogen, Inc. as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was employed by Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He has served as a director of Boston Scientific Corporation, since March 1999, and Applera Corporation, a research tools supplier to the biotechnology industry, since August 1999. Mr. Tobin received an M.B.A. from Harvard Business School and a B.A. from Harvard College.

See “Security Ownership of Certain Beneficial Owners and Management” above for a summary of the shares of common stock owned by each of the directors and director nominees.

Board Determination of Independence

Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Ms. Bayh, Dr. Davie, Mr. Greenacre, Dr. Kaitin, Mr. McNab or Mr. Tobin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

Directors are expected to attend the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders, except Dr. Melton. The board met six times during the fiscal year ended December 31, 2004, either in person or by teleconference. During the fiscal year ended December 31, 2004, all of our directors attended at least 75% of our board meetings and meetings of the committees on which he or she then served, except for Dr. Melton, who attended 33% of our board meetings.

Board Committees

The board of directors has established three standing committees – the audit, compensation, and nominating and corporate governance committees. The audit, compensation, and nominating and corporate governance committees each operate under a charter that has been approved by the board of directors. Copies of these committee charters are posted on our website at www.curis.com.

The board of directors has determined that all of the current members of each of the board’s three standing committees are independent as defined under the NASDAQ rules that became applicable to us on the date of the 2004 annual meeting of stockholders, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditors;

•	pre-approving all audit and non-audit services of our independent auditors, except for de minimis non-audit services which are approved in accordance with applicable SEC rules, including meeting with our independent auditors prior to the annual audit to discuss the planning and staffing of the audit;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from independent auditors, and making recommendations to our board of directors as to whether or not our audited financial statements should be included in our Annual Report on Form 10-K;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures, earnings releases and other publicly disseminated financial information;

•	reviewing and discussing with our independent auditors concerning the quality, not just the acceptability of our accounting determinations, particularly with respect to judgmental areas;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent auditors and management on a quarterly basis;

•	reviewing and approving all related party transactions on an ongoing basis;

•	establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the report of the audit committee required by SEC rules, which is included on page 19 of this proxy statement.

The members of the audit committee are Ms. Bayh, Mr. Greenacre and Mr. McNab. Mr. NcNab replaced Dr. Davie on the audit committee in November 2004. The audit committee met nine times during the fiscal year ended December 31, 2004. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934.

Compensation Committee

The compensation committee’s responsibilities include:

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	preparing the report of the compensation committee on executive compensation required by SEC rules, which is included on page 17 of this proxy statement; and

•	reviewing and making recommendations to the board with respect to management succession planning.

The members of the compensation committee are Ms. Bayh, Dr. Kaitin and Mr. Tobin. The compensation committee met three times during the fiscal year ended December 31, 2004.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees; and

•	overseeing an annual evaluation of the board.

The members of the nominating and corporate governance committee are Ms. Bayh, Dr. Kaitin and Mr. Greenacre. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2004.

Director Candidates

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, freedom from conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for 2006 Annual Meeting.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Chairman of the Board of Directors, c/o Secretary, Curis, Inc., at 61 Moulton Street, Cambridge, Massachusetts 02138.

Director Compensation

During the first half of 2004, cash compensation for our non-employee directors was set at the following amounts: $10,000 as an annual retainer; $1,000 for each board meeting attended in person; and $500 for each telephonic board meeting. Non-employee directors who are members of a committee of the board received cash compensation in the amount of $1,000 for each committee meeting attended in person on a day other than a day on which a board meeting is held and $500 for each telephonic committee meeting.

Effective June 2, 2004, cash compensation for our non-employee directors was increased to the following amounts: $15,000 as an annual retainer; $1,500 for each board meeting attended in person; and $750 for each telephonic board meeting. Non-employee directors who are members of a committee of the board receive cash compensation in the amount of $1,500 for each committee meeting attended in person on a day other than a day on which a board meeting is held and $750 for each telephonic committee meeting. In addition, each non-employee director who is a chairman of a committee of the board received an annual retainer of $5,000. Mr. Tobin, as chairman of the compensation committee, elected to waive his annual committee chairman retainer for the first year.

The chairman of the board of directors received, as compensation for his service as a director, $10,000 per month plus a payment for his annual health insurance expense, which equaled $9,713 for the fiscal year ended December 31, 2004. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending any board or committee meetings. Directors are also eligible to receive stock awards pursuant to our 2000 stock incentive plan and 2000 director stock option plan, as further described below.

Directors who are our employees are not compensated for their attendance at board or committee meetings.

2000 Stock Incentive Plan

In March 2000, the board adopted and, in June 2000, the stockholders approved, the 2000 stock incentive plan, which permits the grant of incentive and non-qualified stock options as well as the issuance of restricted shares. As of December 31, 2004, 14,000,000 shares of common stock were reserved for issuance under the 2000 stock incentive plan, 4,854,543 shares of common stock were issuable upon exercise of outstanding options granted under the 2000 stock incentive plan, and 2,956,126 shares were available for future issuance under the 2000 stock incentive plan.

Our directors are eligible for non-statutory stock options or stock awards under our 2000 stock incentive plan. The board determines the conditions and limitations applicable to the exercise of each option, including the period of time options may be exercised following termination from the board. The exercise price for non-statutory stock options is as determined by the board. Stock options are not granted for terms in excess of 10 years. Non-statutory stock options are transferable from a director to his or her spouse, lineal ancestor or descendant, brother or sister and to any trust for the benefit of such persons or to any charitable trust. In the event of an acquisition event, as defined in the 2000 stock incentive plan, the board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding company. In the event an acquisition event also constitutes a change of control event, as defined in the 2000 stock incentive plan, 50% of any unvested non-statutory stock options will become exercisable immediately prior to the acquisition event, and the remaining 50% of the unvested non-statutory stock options will continue to vest according to the original vesting schedule.

During the fiscal year ended December 31, 2004, we made the following stock awards, which were fully vested on the date of grant, to our non-employee directors pursuant to the 2000 stock incentive plan in partial compensation for their services as directors:

		Options
Name	Grant Date	Underlying Shares	Exercise Price
Ms. Bayh	6/25/04	5,000	$4.56
Dr. Davie	6/25/04	5,000	$4.56
Mr. Greenacre	6/25/04	5,000	$4.56
Dr. Kaitin	6/25/04	5,000	$4.56
Mr. McNab	6/25/04	15,000	$4.56
Dr. Melton	6/25/04	5,000	$4.56
Mr. Tobin	6/25/04	5,000	$4.56

2000 Director Stock Option Plan

The 2000 director stock option plan was adopted by the board in March 2000 and approved by our stockholders in June 2000. A maximum of 500,000 shares are reserved for issuance under the 2000 director stock option plan. Under the 2000 director stock option plan, our directors who are not our employees are eligible to receive non-statutory options to purchase shares of common stock. As of December 31, 2004, a total of 164,062 shares of common stock were issuable upon exercise of outstanding options granted under the plan and 175,000 shares were available for future issuance.

Pursuant to the 2000 director stock option plan, each non-employee director receives options to purchase 25,000 shares of common stock on the date of his or her initial election. These option grants vest ratably over four years on (a) the first anniversary of the date of grant and (b) the day before the annual meeting of stockholders each year thereafter. No further vesting shall occur with respect to an option granted after the optionee ceases to be a non-employee director. In addition, each non-employee director, other than a director who was initially elected to the board at any such annual meeting or, if previously, at any time after the prior year’s annual meeting, receives options to purchase 5,000 shares of common stock on the date of each annual meeting of stockholders, provided that such director continues to serve as a director immediately after such annual meeting. The options granted annually are fully vested and exercisable upon the date of grant. The exercise price of options granted under the plan equals the closing price of the common stock on the date of grant as reported on NASDAQ, or such other nationally recognized exchange or trading system if the common stock is no longer traded on NASDAQ. Immediately prior to the occurrence of an acquisition event, as defined in the 2000 director stock option plan, each outstanding option granted under the plan shall immediately become vested and exercisable in full. Options granted under the plan shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the grant date of such option or (ii) the first anniversary of the date on which the optionee ceases to serve as a director; provided, however, that in the event that a non-employee director has served as a director for at least five years, each option held by such director shall terminate, and may no longer be exercised, on the date ten years after the grant date of the applicable option.

During the fiscal year ended December 31, 2004, the following fully vested grants were made to our current non-employee directors pursuant to the 2000 director stock option plan:

		Options
Name	Grant Date	Underlying Shares	Exercise Price
Ms. Bayh	6/25/04	5,000	$4.56
Dr. Davie	6/25/04	5,000	$4.56
Mr. Greenacre	6/25/04	5,000	$4.56
Dr. Kaitin	6/25/04	5,000	$4.56
Mr. McNab	6/25/04	5,000	$4.56
Dr. Melton	6/25/04	5,000	$4.56
Mr. Tobin	6/25/04	5,000	$4.56

Compensation of Executive Officers

Summary Compensation

The following table sets forth certain information with respect to the annual and long-term compensation of each of the named executive officers for the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other ($)		Restricted Stock Awards ($)			Securities Underlying Options (#)	All Other Compensation ($)
Daniel R. Passeri President and Chief Executive Officer	2004 2003 2002	$360,000 317,500 297,308	$	— — 25,000	$	— — —	$	— — 50,000	(2)	175,000 450,000 425,000	$6,150 12,000 —	(1) (1)

Michael P. Gray(3) Vice President of Finance and Chief Financial Officer	2004 2003 2002	208,216 144,577 130,577		— 10,000 —		— — —		— — —		75,000 235,000 165,000	6,150 9,275 —	(1) (1)

Lee L. Rubin Senior Vice President of Research and Chief Scientific Officer	2004 2003 2002	310,000 305,000 300,000		— — —		— — —		— — —		100,000 250,000 350,000	6,150 12,000 —	(1) (1)

Mark W. Noel Vice President, Technology Management and Business Development	2004 2003 2002	190,000 182,500 171,654		— — —		— — —		— — —		50,000 95,000 125,000	— — —

Mary Elizabeth Potthoff(4) Vice President, General Counsel	2004 2003 2002	185,000 167,500 48,462		— — —		—		— — —		50,000 150,000 100,000	5,565 10,050 —	(1) (1)

(1)	Consists of 401(k) contributions made by us.
(2)	On June 14, 2002, Mr. Passeri was awarded 43,478 shares of restricted common stock with a fair market value of $1.09 per share in lieu of $50,000 cash compensation. These shares fully vested on October 21, 2002.
(3)	Mr. Gray was promoted to Vice President, Finance and Chief Financial Officer on November 27, 2003.
(4)	Ms. Potthoff was hired on September 3, 2002.

Option Grants

The following table sets forth certain information concerning grants of stock options made to each of our named executive officers during the fiscal year ended December 31, 2004.

Amounts reported in the potential realizable value columns below represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation, 5% and 10%, on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
	Securities Underlying Options (1)	Percent of Total Options Granted to Employees in 2004 (2)	Exercise Price Per Share	Market Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%	10%
Daniel R. Passeri	175,000	17.0%	$4.56	$4.56	6/25/14	$501,858	$1,271,806
Michael P. Gray	75,000	7.3	4.56	4.56	6/25/14	215,082	545,060
Lee L. Rubin	100,000	9.7	4.56	4.56	6/25/14	286,776	726,747
Mark W. Noel	50,000	4.9	4.56	4.56	6/25/14	143,388	363,373
Mary Elizabeth Potthoff	50,000	4.9	4.56	4.56	6/25/14	143,388	363,373

(1)	Options become exercisable as to 25% of the shares on the first anniversary of the date of grant and as to 6.25% of the shares every three months, thereafter.
(2)	During the fiscal year ended December 31, 2004, we granted to our employees options to purchase a total of 1,030,100 shares of our common stock.

FISCAL YEAR-END OPTION VALUE TABLE

The following table summarizes certain information regarding the number and value of stock options held as of December 31, 2004, by each of the named executive officers.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-The-Money Options at December 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel R. Passeri	165,000	$634,438	933,438	676,562	$1,646,461	$1,540,451
Michael P. Gray	39,357	128,047	147,837	287,063	222,447	395,655
Lee L. Rubin	124,000	499,956	775,089	390,625	1,235,620	967,156
Mark W. Noel	22,900	100,408	168,975	138,125	456,186	318,306
Mary Elizabeth Potthoff	128,125	476,482	—	171,875	—	444,344

(1)	Value realized is based upon the closing price per share of our common stock on the date of stock option exercise, less the underlying exercise price of the common stock acquired.
(2)	Value of unexercised in-the-money options at December 31, 2004 is based upon the closing price per share of our common stock on December 31, 2004, $5.22, as reported on the NASDAQ National Market, less the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	8,996,165	$4.39	3,131,126
Equity compensation plans not approved by security holders(1)	—	—	—

Total	8,996,165	$4.39	3,131,126

(1)	All of our existing equity compensation plans have been approved by our stockholders.
(2)	Includes 8,796,165 shares of our common stock issuable under the 2000 stock incentive plan and 200,000 shares of our common stock issuable under the 2000 director stock option plan.
(3)	Includes 2,956,126 shares of our common stock issuable under the 2000 stock incentive plan and 175,000 shares of our common stock issuable under the 2000 director stock option plan.
(4)	On January 1st of each year commencing on January 1, 2001 through and including January 1, 2010, the number of shares of our common stock reserved for issuance pursuant to our 2000 stock incentive plan is automatically increased by the lesser of 1,000,000 shares or 4% of our outstanding stock on such date. In no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 2000 stock incentive plan exceed the number of shares subject to outstanding options under the plan by more than 6,000,000 shares. As of December 31, 2004, a total of 14,000,000 shares of common stock were reserved under the plan, a total of 8,796,165 shares of common stock were issuable upon exercise of outstanding options granted under the plan and a total of 2,956,126 shares were available for future issuance under the plan.

Employment Agreements

On September 20, 2001, we entered into a five-year employment agreement with Mr. Passeri. Under the agreement, Mr. Passeri serves as our president and chief executive officer. Mr. Passeri’s base salary was set at $325,000 per annum subject to annual review by the board. In addition, Mr. Passeri is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. If we terminate Mr. Passeri’s employment without cause, or Mr. Passeri terminates his employment for good reason, then we will pay Mr. Passeri his base salary accrued through the date of termination, and pay Mr. Passeri in equal bi-weekly installments over a twelve-month period following such termination, a severance amount equal to his annual base salary as in effect at the time of termination; provided, however, that such severance payments during the second six months of the severance period will be reduced by compensation, if any, earned by Mr. Passeri as an employee or a consultant of another company. If we terminate Mr. Passeri’s employment for cause, or Mr. Passeri terminates his employment without good reason or Mr. Passeri’s employment is terminated due to his death or disability, we will pay Mr. Passeri his base salary accrued through the date of termination.

On December 15, 2003, we entered into an employment agreement with Mr. Gray. Under the agreement, Mr. Gray was promoted to Vice President, Finance and Chief Financial Officer effective as of November 27, 2003 at an initial base salary of $185,000 per annum, subject to review as part of our performance review program. In addition, Mr. Gray received an option to purchase 160,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. If we terminate Mr. Gray’s employment without cause, we will continue to pay as severance benefits his base salary as in effect on the termination date for a period of six months.

On August 5, 2002, we entered into an employment agreement with Ms. Potthoff. Under the agreement, Ms. Potthoff serves as our vice president and general counsel effective as of September 1, 2002 at an initial base salary of $150,000 per annum, subject to review as part of our performance review program. In addition, Ms. Potthoff received an option to purchase 100,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. If we terminate Ms. Potthoff’s employment without cause, we will continue to pay as severance benefits her base salary as in effect on the termination date for a period of three months.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

The compensation committee is responsible for establishing the compensation of, and the compensation policies with respect to, our executive officers, including the chief executive officer, and administering our 2000 employee stock purchase plan and 2000 stock incentive plan. The compensation committee is currently comprised of three non-employee directors, Ms. Bayh, Dr. Kaitin and Mr. Tobin. Mr. Tobin is the chairman of the compensation committee.

The objectives of our executive compensation program are to:

•	attract and retain key executives critical to our long-term success;

•	align the interests of executive officers with the interests of stockholders and our success; and

•	recognize and reward individual performance and responsibility.

Executive Compensation Program

General.    Our executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available to our employees, generally. These benefit programs include medical benefits, the 2000 employee stock purchase plan and the Curis, Inc. 401(k) plan.

Base Compensation.    Mr. Passeri, our chief executive officer, is a party to a multi-year employment agreement with us. The compensation committee believes that the base salary of Mr. Passeri is within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses.

For the fiscal year ended December 31, 2004, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of the compensation committee. In addition, base compensation for each executive officer was determined on a case-by-case basis in light of each individual’s contribution to us as a whole, including the ability to motivate others, develop the necessary skills to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success.

Short-Term Incentive Compensation.    The compensation committee has discretionary authority to award bonuses to individual executive officers. During the fiscal year ended December 31, 2004, the compensation committee did not award any short-term incentive bonuses.

Long-Term Incentive Compensation.    We provide long-term incentives to our executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in our common stock. Stock options are granted at an option exercise price that is determined by the board as of the date of grant. Historically, the option exercise price has been the fair market value of the common stock at the time the option is granted; or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of our or any parent or subsidiary corporation, 110% of the fair market value of the common stock at the time the option is granted. Accordingly, these stock options will only have value if our stock price increases above the fair market value of the common stock at the time the options were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the compensation committee evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to us rendered, or to be rendered, by the executive. During the fiscal year ended December 31, 2004, we granted options to purchase an aggregate of 450,000 shares of common stock to our executive officers at a weighted average exercise price of $4.56 per share. Of this amount, options to purchase 175,000 shares were granted to Mr. Passeri.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Mr. Passeri’s 2004 Compensation.    In determining Mr. Passeri’s 2004 overall compensation, the compensation committee considered, among other things, our financial performance, our achievement of targeted goals for the development of our products under development, an assessment of continuing progress of our business plan, Mr. Passeri’s overall compensation package relative to that of other chief executives in our industry and past stock and option awards. To ensure a close alignment of Mr. Passeri’s interests with those of our stockholders, a portion of his overall compensation is paid in restricted stock and/or option awards. The compensation committee believes that Mr. Passeri’s 2004 overall compensation has been set at a level that is competitive with other companies in the industry.

Compensation Committee Interlocks and Insider Participation.

During the fiscal year ended December 31, 2004, Ms. Bayh, Mr. Tobin and Dr. Kaitin served as members of the compensation committee. Neither Ms. Bayh, Mr. Tobin nor Dr. Kaitin has served as an officer or employee of Curis. There was no transaction, or series of similar transactions, during 2004, or any currently proposed transaction, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000 and in which Ms. Bayh, Mr. Tobin or Dr. Kaitin, or any member of their immediate families, had, or will have, a direct or indirect material interest. During 2004, none of our executive officers served as a director or member of the compensation committee of any other entity whose executive officers served as director or member of our compensation committee.

Submitted by the compensation committee of our board of directors.

James R. Tobin (Chair)

Susan B. Bayh

Kenneth I. Kaitin

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004, and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS No. 61, as codified in AU Section 380 of the Codification of Statements on Auditing Standards, requires our independent auditors to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with the independent auditors their independence from Curis.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Susan B. Bayh

James R. McNab, Jr.

Independent Auditor’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees(1)	$233,600	$134,000
Tax Fees(2)	29,260	35,590
Other Fees(3)	44,700	—

Total Fees	$307,560	$169,590

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2004, audit fees also included the audit of management’s assessment of our internal controls and procedures and our financial reporting processes.
(2)	Tax fees consist of fees for tax compliance, tax advice services and tax preparation for our chief executive officer. Tax compliance services, which relate to preparation of original tax returns, accounted for $21,000 of the total tax fees paid for 2004 and $20,000 for 2003. Tax advice services, which relate to requests for technical advice from taxing authorities, accounted for $5,760 for 2004 and $13,390 for 2003. Tax preparation for our chief executive officer amounted to $2,500 for 2004 and $2,200 for 2003. None of the tax fees incurred for 2004 or 2003 were for services provided under the de minimis exception to the audit committee pre-approval requirements.
(3)	Other fees consist of fees incurred for analysis and the preparation of a comfort letter and consent letters in connection with our shelf registration statement and prospectus supplement. None of the other fees incurred during 2004 were for services provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the common stock for the period from August 1, 2000, through December 31, 2004, with the cumulative total return on (i) NASDAQ Market Index—U.S. Companies, (ii) NASDAQ Pharmaceutical Index and (iii) NASDAQ Biotechnology Index. The comparison assumes investment of $100 on August 1, 2000 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to August 1, 2000, our common stock was not publicly traded.

	8/01/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
CURIS INCORPORATED	100.00	36.41	23.02	4.23	18.46	21.42
NASDAQ MARKET INDEX-U.S. COS.	100.00	66.63	52.43	36.77	55.90	61.56
NASDAQ PHARMACEUTICAL INDEX	100.00	94.57	80.32	49.39	71.85	77.43
NASDAQ BIOTECHNOLOGY INDEX	100.00	94.74	80.50	51.96	76.32	80.48

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has selected PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2005. PricewaterhouseCoopers LLP has served as our independent public accountants since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

During our two most recent fiscal years, neither we nor anyone acting on our behalf consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by PricewaterhouseCoopers LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005 IS IN THE BEST INTERESTS OF CURIS AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2006 annual meeting of stockholders must be submitted to our secretary at our offices, 61 Moulton Street, Cambridge, Massachusetts 02138, no later than December 21, 2005.

If a stockholder of Curis wishes to present a proposal at the 2006 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2006 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2006 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2006 annual meeting has not yet been established, but assuming it is held on June 1, 2006, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2006 annual meeting would need to be provided to our secretary no earlier than March 3, 2006, and no later than March 31, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

The board knows of no other business, which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

/s/    Mary Elizabeth Potthoff

Mary Elizabeth Potthoff, Secretary

April 20, 2005

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held June 1, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS

SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Daniel R. Passeri and Mary Elizabeth Potthoff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held on Wednesday, June 1, 2005, at 10:00 a.m., at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

Please mark your votes as in this example using dark ink only.    ☒

1.	To elect the following nominees for Class III Director to serve for the ensuing three years.

FOR all		Nominees: Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin
nominees	WITHHOLD
listed at right (except as marked to the contrary)	AUTHORITY to vote for all nominees listed at right	(Instruction: To withhold a vote for an individual nominee or nominees, write the name(s) of the nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)
☐	☐

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the current fiscal year.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Dated: , 2005

Signature

Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.